UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 1, 2004

QUINCY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31501	98 0218264
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

309 Center Street, Hancock, MI 49930
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (906) 370 4695

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

The Registrant has acquired a perpetual lease of certain mineral properties located in Pershing County, Nevada and known as the Seven Troughs Property from Newmont Capital Limited (“Newmont”) pursuant to the terms of a Minerals Lease, Sublease and Agreement dated and effective March 1, 2004 (the “Agreement”) between the Registrant and Newmont.

The Seven Troughs Property consists of three sets of claims as follows:

  34 patented lode mining claims (6 of which are subject to a 1.5% net smelter returns royalty) and 8 unpatented lode mining claims situate in Sections 12, 13, 23-26, 35 and 36, Township 30 North, Range 28 East, and Section 7 and 19, Township 30 North, Range 29 East, MDB&M, Pershing County, State of Nevada (the “Owned Claims”);

  5 patented lode mining claims situate in Sections 25 and 36, Township 30 North, Range 28 East, MDB&M, Pershing County, State of Nevada which are subject to the Option and

  Purchase Agreement dated effective April 15, 1999, between Western United Mines, Inc., a Utah corporation, and Seven Troughs Joint Venture, a Nevada Joint Venture among Franco-Nevada Mining Corporation, Inc. and Euro-Nevada Mining Corporation, Inc. (the “Optioned Claims”); and

  76 unpatented and 64 patented lode mining claims and leased 162 unpatented claims situate in Sections 12, 13, 23-26, 35 and 36, Township 30 North, Range 28 East; and Sections 18, 19, 30 and 31 of Township 40 North, Range 29 East, MDB&M, Pershing County, State of Nevada (the “Leased Claims”).

Pursuant to the terms of the Agreement, the Registrant has been assigned Newmont’s rights to the agreement between Newmont and Western United Mines, Inc. (“Western”) in respect of the Optioned Claims (the “Option Agreement”). Pursuant to the Option Agreement, the Registrant is required to pay the sum of $9,000 to Western on or before April 15, 2004 and the sum of $9,000 to Western on or before April 15, 2005. The Registrant will thereafter be required to exercise the option to purchase the Optioned Claims on or before April 15, 2006 by paying to Western the sum of $300,000.

In addition, the Registrant is required to satisfy all obligations under the leases for the Leased Claims (the “Leases”). These obligations include reimbursing Newmont for the advance minimum royalty payment paid by Newmont to the lessor of certain of the Leases (the “Lessor”) $25,000 (which sum has been paid by the Registrant), as well as making the following advance royalty payments to the Lessor:

  $50,000 on or before January 1, 2005;
  an additional $75,000 on or before January 1, 2006; and
  an additional $100,000 on or before January 1 of each year thereafter.

The advance royalty payments will be credited against a 15% net profits interest payable to the Lessor in respect of certain of the Leases. In addition, certain of the Leased Claims are subject to an additional 1% net smelter returns royalty.

Pursuant to the terms of the Agreement, in order to keep its lease in good standing the Registrant is required to make a total of $5,000,000 in exploration expenditures as follows:

  $500,000 on or before September 1, 2005;
  an additional $650,000 on or before September 1, 2006;
  an additional $850,000 on or before September 1, 2007;
  an additional $1,250,000 on or before September 1, 2008; and
  an additional $1,750,000 on or before September 1, 2009.

Exploration expenditures during any period specified above in excess of the amounts stated shall be carried forward and credited against expenditures required in the subsequent period or periods.

The $500,000 of exploration expenditures required on or before September 1, 2005 is a firm commitment by the Registrant.

Once the Registrant has expended $2,500,000 of exploration expenditures on the Seven Troughs Property (but prior to commencement of production) the Registrant is required to provide a positive feasibility study (a “Completion Notice”).

Prior to delivery of the positive feasibility study, and upon payment to the Registrant 30% of the exploration expenditures made by the Registrant to that date, Newmont has the right to require the Registrant to enter into a joint venture on the Seven Troughs Property with Newmont having a 51% interest and the Registrant a 49% interest. Newmont will also be required to pay all expenditures by the joint venture up to an amount equal to 150% of the exploration expenditures made by the Registrant to that date. Newmont may also require the Registrant to enter into a joint venture on the Seven Troughs Property within 120 days of the delivery of the Completion Notice by paying to the Registrant 100% of the exploration expenditures made by the Registrant to that date, in which case Newmont will also be required to pay all expenditures by the joint venture up to an amount equal to 150% of the exploration expenditures made by the Registrant to that date.

In lieu of electing to enter into a joint venture, and once the Registrant has expended $2,500,000 of exploration expenditures on the Seven Troughs Property, Newmont may elect to receive a cash payment equal to 85% of the exploration expenditures made by the Registrant to that date (to a maximum of $5,500,000) following which Newmont will transfer its interest in the Seven Troughs Property to the Registrant, subject to a net smelter returns royalty on precious metals (gold, silver and platinum) as follows:

Monthly Average Gold Price (U.S.$/ounce)	Net Smelter Return Percentage
Less than $300	2.5%
$300 up to $399.99	3.5%
$400 up to $499.99	4.5%

Pursuant to the terms of the Agreement all lands within one-half mile of the boundaries of the Seven Troughs Property acquired by the Registrant will become part of the Seven Troughs Property and subject to the Agreement.

As disclosed below, the Registrant has undertaken a private placement in order to finance the $500,000 firm commitment. However, as at the date hereof the Registrant does not have adequate capital to fund this commitment, no such financing has been arranged and there is no guarantee that such financing will be available on terms acceptable to the Registrant, if at all.

The Seven Troughs district has recorded historical production of 150,000 tons grading 1.2 ounces of gold and 4.0 ounces of silver. The district is underlain by a bimodal suite of mid-Miocene volcanic rocks composed of basalt and rhyolite. Large through-going northerly, northwesterly and northeasterly structures form a complex zone of extensional tectonics with resulting horst and graben blocks. An area approximately 5 miles long and 2.5 miles wide has been variably altered by shallow level hydrothermal solutions. Argillic alteration is the most widespread, but silicification and propylitic alteration is also present. Gold and silver mineralization is hosted in banded quartz veins as well as in sheared gouge zones. The historic mining exploited spotty but very high grade ore bodies primarily in two areas at the Coalition and Fairview mines respectively. There are no known reserves on the Seven Troughs Project to be acquired by the Registrant and any proposed program by us will be exploratory in nature.

The Seven Troughs Property consists of an area of approximately 4,500 acres (1,833 ha) at Seven Troughs which were acquired by Newmont through (1) a lease/sublease of 232 unpatented lode claims and 64 patented claims, (2) ownership of 14 unpatented lode claims and 34 patented claims, and (3) an option of 5 patented claims.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

The Registrant has undertaken a private placement pursuant to which it is offering for sale up to 4,285,714 units (“the “Units”) at a price of $0.70 per Unit for gross proceeds to the Registrant of up to $3,000,000. Each unit consists of one share of the Registrant’s common stock and one half of one non-transferable share purchase warrant (a “Warrant”) pursuant to the exemptions from registration provided by Regulation D and Regulation S promulgated under the United States Securities Act of 1933. Each whole Warrant will entitle the holder thereof to purchase an additional share of the Registrant’s common stock at a price of $1.00 for a period of eighteen months from the date of issuance.

The proceeds of the private placement are to be used to pay the $500,000 firm commitment required to be paid pursuant to the Seven Troughs Agreement, to fund the exploration costs in respect of the Registrant’s mineral properties and for general working capital purposes.

Pursuant to the terms of the private placement, the Registrant will grant to the purchasers piggyback registration rights.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired: Not Applicable.

(b)	Pro forma financial information: Not Applicable.

(c)	Exhibits:

99.1	Minerals Lease, Sublease And Agreement dated March 1, 2004 between Newmont Capital Limited, and the Registrant.

ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLANS

Not applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2004

QUINCY RESOURCES INC.

By:        /s/ Daniel T. Farrell
              Daniel T. Farrell
              President and Chief Executive Officer